HOLLAND & KNIGHT LLP
              One Independent Drive, Suite 2000
                P. O. Box 1559 (ZIP 3201-1559)
                 Jacksonville, Florida  32202

                        (904) 354-4141
                      (904) 358-2199 Fax


August 31, 1998                              T. MALCOLM GRAHAM
                                             904-798-7320

                                             Internet Address:
                                             tmgraham@hklaw.com



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                    Re:  Wickes Inc./Registration
                         Statement on Form S-3

Dear Ladies and Gentlemen:

          On behalf of Wickes Inc., a Delaware corporation (the "Company"), we enclose herewith for filing with the Commission, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Company's Registration Statement on Form S-3 (the "Registration Statement") for the shelf registration under the Securities Act of 1,000,000 shares of the Company's Common Stock, $.01 par value, on behalf of Riverside Group, Inc., the Company's majority stockholder, as selling shareholder.

           The applicable $1,217 registration fee has been previously paid by the Company to the Commission's "lock box" account at Mellon Bank.

     Please contact the undersigned with any questions or comments.

                                   Very truly yours,


                                   T. Malcolm Graham


C: Steven C. Duvall

TMG/jmm
Enclosure








     As filed with the Securities and Exchange Commission on August 31,
1998
     Registration No. 33 -
     =================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           --------------------------


                                  WICKES INC.
               (Exact name of registrant as specified in charter)

              Delaware                            36-3554758
     (State or other jurisdiction of           (I.R.S. Employer
      Incorporation or organization)         Identification Number)

                            706 North Deerpath Drive
                          Vernon Hills, Illinois 60061
                           Telephone: (847) 367-3400
       (Address and telephone number of registrant's principal executive offices)

                           Kenneth M. Kirschner, Esq.
                            706 North Deerpath Drive
                          Vernon Hills, Illinois 60061
                           Telephone: (847) 367-3400
           (Name, address and telephone number of agent for service)

                                    Copy to:

                            T. Malcolm Graham, Esq.
                              Holland & Knight LLP
                       50 North Laura Street, Suite 3900
                     Post Office Box 52687 (ZIP 32201-2687)
                          Jacksonville, Florida 32202
                           Telephone: (904) 354-4141

          Approximate date of commencement of proposed sale to public:

     From time to time after the Registration Statement becomes effective.

                     --------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _


                        CALCULATION OF REGISTRATION FEE

Title of                        Proposed      Proposed
Each Class of     Amount        Maximum       Maximum      Amount of
Securities to     to be         Offering      Aggregate    Registration
be Registered     Registered    Price         Offering     Fee
                                Per Share(1)  Price (1)
----------------  -----------   ------------  ----------   ------------
Common Stock,      1,000,000    $4.125        $4,125,000   $1,217
$.01 par value



(1) Calculated pursuant to Rule 457(c). The Proposed Maximum Offering Price Per Share for the 1,000,000 shares of Common Stock being registered hereunder is equal to the average of the high and low prices ($4.25 and $4.00 respectively) of the Common Stock reported on the NASDAQ National Stock Market on August 26, 1998.


      The registrant hereby amends this Registration Statement on such date
      ---------------------------------------------------------------------
or  dates  as  may  be  necessary to delay its  effective  date  until  the
---------------------------------------------------------------------------
registrant  shall file a further amendment which specifically  states  that
---------------------------------------------------------------------------
this Registration Statement shall thereafter become effective in accordance
---------------------------------------------------------------------------
with  Section  8(a) of the Securities Act of 1933 or until the Registration
---------------------------------------------------------------------------
Statement  shall  become effective on such date as the  Commission,  acting
---------------------------------------------------------------------------
pursuant to said Section 8(a), may determine.
---------------------------------------------

===========================================================================
                                      2

Information  contained  herein is subject to completion  or  amendment.   A
---------------------------------------------------------------------------
registration statement relating to these securities has been filed with the
---------------------------------------------------------------------------
Securities and Exchange Commission.  These securities may not be  sold  nor
---------------------------------------------------------------------------
may  offers to buy be accepted prior to the time the registration statement
---------------------------------------------------------------------------
becomes  effective.  This prospectus shall not constitute an offer to  sell
---------------------------------------------------------------------------
or the solicitation of an offer to buy nor shall there be any sale of these
---------------------------------------------------------------------------
securities in any State in which such offer, solicitation or sale would  be
---------------------------------------------------------------------------
unlawful  prior to registration or qualification under the securities  laws
---------------------------------------------------------------------------
of any such State.
-------------------


              SUBJECT TO COMPLETION, DATED AUGUST 31, 1998

                                PROSPECTUS
                                ----------
                     1,000,000  Shares of Common Stock


                                  WICKES INC.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK FACTORS."

     This Prospectus relates to 1,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Wickes Inc. ("Wickes" or the "Company") by a shareholder of the Company (the "Selling Shareholder"). The Company will not receive any of the proceeds from the sale of the shares being sold by the Selling Shareholder. See "Selling Shareholder" and "Use of Proceeds."

      The Selling Shareholder either directly, through agents designated or to be designated from time to time by it, or through underwriters or dealers, may sell the shares of Common Stock offered hereby from time to time on terms to be determined by the Selling Shareholder at the time of sale. To the extent required by applicable laws, the specific amount of the shares to be sold, the respective purchase price and public offering price, the names of such agents, underwriters or dealers, and any applicable commission or discount with respect to a particular offer will be set forth as appropriate in a Prospectus Supplement or an amendment to the Registration Statement of which this Prospectus is a part. The Selling Shareholder may also seek, to the extent permitted by applicable laws, to sell the Shareholder's Securities in transactions under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act").

      All expenses of the offering, other than commissions or discounts of broker-dealers, will be borne by the Company. It is estimated that such expenses to be borne by the Company, including accounting and legal fees, will approximate $30,217.

      The Selling Shareholder and any broker-dealers, agents, underwriters or dealers that participate with the Selling Shareholder in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shareholder's Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      The Common Stock is currently traded on the NASDAQ National Stock Market under the symbol WIKS. The closing bid price of the Common Stock on ______________, 1998 was $_________per share.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of this site is http://www.sec.gov.

      The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration
Statement") under the Securities Act, with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the
Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where such contract or document has been filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company incorporates herein by reference the following documents (the "Incorporated Documents") filed with the Commission under the Exchange
Act:

          (a) Annual Report on Form 10-K for the fiscal year ended December 27, 1997;

          (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1998;

          (c) Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1998;

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 24, 1993, filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating that description; and

          (e) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Investor Relations, Wickes Inc., 706 Deerpath Drive, Vernon Hills, Illinois 60061, telephone: (847) 367-3400.

                                  RISK FACTORS

      In  evaluating  the Company's business, prospective investors  should
      ---------------------------------------------------------------------
carefully  consider  the following risk factors in addition  to  the  other
---------------------------------------------------------------------------
information   set  forth  herein  or  incorporated  herein  by   reference.
---------------------------------------------------------------------------
Statements in this "Risk Factors" section regarding expectations or  future
---------------------------------------------------------------------------
events  and  in certain sections of the Incorporated Documents  (identified
---------------------------------------------------------------------------
with more particularity in such Incorporated Documents) may contain forward-
---------------------------------------------------------------------------
looking statements within the meaning of Section 27A of the Securities  Act
---------------------------------------------------------------------------
of  1933,  as  amended, and Section 21E of the Securities Exchange  Act  of
---------------------------------------------------------------------------
1934, as amended.  All forward-looking statements included in this document
---------------------------------------------------------------------------
are  based on information available to the Company on the date hereof,  and
---------------------------------------------------------------------------
the  Company  assumes  no  obligation to update  any  such  forward-looking
---------------------------------------------------------------------------
statements.  Actual results could differ materially from those projected in
---------------------------------------------------------------------------
theforward- forward-looking statements as a result of the factors set forth
---------------------------------------------------------------------------
below and elsewhere in this document and in the Incorporated Documents.
-----------------------------------------------------------------------

Cyclicality and Seasonality
---------------------------
      Wickes' operations, as well as those of the building materials industry generally, have reflected substantial fluctuations from period to period as a consequence of various factors, including levels of new residential construction, general regional and local economic conditions, prices of commodity wood products, interest rates and the availability of credit, all of which are cyclical in nature. Wickes anticipates that fluctuations from period to period will continue in the future. Because a substantial percentage of Wickes' sales are attributable to building professionals, certain of these factors may have a more significant impact on Wickes than on companies more heavily focused on consumers. In addition, Wickes' first and occasionally its fourth quarters historically are adversely affected by weather patterns in the Northeast and Midwest, which result in seasonal decreases in levels of building and construction activity. The extent of such decreases in activity is a function of the severity of winter conditions.


Highly Competitive Industry
---------------------------
      The building materials industry is highly competitive. Wickes' building and distribution facilities compete primarily with a large number of local independent lumber yards as well as regional building materials chains, and, to a lesser extent, with national building materials chains and large warehouse and home center retailers, many of which have substantially greater resources than Wickes. The consumer sales of certain of Wickes' sales and distribution facilities have been adversely affected in markets in which a warehouse or home center has been opened. Although warehouse and home center retailers historically have focused their sales efforts on consumers, there can be no assurance that they will not in the future intensify their marketing efforts to building professionals. In addition, reduced levels of new residential construction have in the past resulted in intense price competition among building materials suppliers that has at times adversely affected Wickes' gross margins.

Substantial Leverage; Pledge of Assets
--------------------------------------
     Wickes is and will continue to be, highly leveraged.

      As of June 27, 1998, total long-term indebtedness of Wickes was $215.4 million and the stockholders' equity of Wickes was $20.1 million. In addition, Wickes' ratio of earnings to fixed charges was 0.7 for the twelve months ended on June 27, 1998.

     Wickes' substantial indebtedness and high level of fixed charges could have important consequences to holders of Common Stock, including; (i) a substantial portion of Wickes' cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) Wickes' ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) Wickes' level of indebtedness could limit its flexibility in reacting to changes in its industry and economic conditions generally. Wickes is more leveraged than certain of its competitors, which may place Wickes at a competitive disadvantage to such competitors.

      Wickes' ability to make scheduled payments or to refinance its obligations with respect to its indebtedness depends on its financial and operating performance, which, in turn, is subject to prevailing industry and economic conditions and to financial, business and other factors beyond its control. There can be no assurance that Wickes' operating results will continue to be sufficient for payment of Wickes' indebtedness.

      All indebtedness of Wickes under its bank revolving credit facility (the "Credit Facility") is secured by a pledge of all of the accounts receivable, inventory, general intangibles and certain machinery and equipment of Wickes. All assets not subject to a lien in favor of the lenders are subject to a negative pledge, with certain exceptions. In addition, the revolving credit facility requires that all cash received by Wickes be deposited daily in bank accounts controlled by the lenders and applied to pay down outstanding revolving credit loans.


Debt Restrictions; Compliance with Certain Covenants
----------------------------------------------------
       The indenture (the "Indenture") related to Wickes' 11-5/8% subordinated notes due 2003 (the "Wickes Notes") and Wickes' revolving credit facility will impose restrictions that affect, among other things, the ability of Wickes to incur debt, pay dividends, sell assets, create liens, make capital expenditures and investments and otherwise enter into certain transactions outside the ordinary course of business. The revolving credit facility also requires Wickes to maintain specified financial ratios and meet certain financial tests. In connection with the revolving credit facility, Wickes granted the lenders thereunder a first priority lien on its inventory, accounts receivable, general intangibles and certain machinery and equipment. Although Wickes is currently in compliance with covenants and restrictions contained in the revolving credit facility, the ability of Wickes to continue to comply may be affected by events beyond its control. The Company anticipates that it may need to obtain modifications of certain of these covenants and restrictions to remain in compliance at September 26, 1998, but anticipates that it will be able to obtain such modifications. The breach of any of these covenants or restrictions could result in a default under the revolving credit facility. In the event of any such default, the lenders under the revolving credit facility could elect to declare all amounts borrowed thereunder, together with accrued interest, to be due and payable, or cease making additional revolving credit loans. If Wickes was unable to repay such amounts, the lenders could foreclose upon the assets of Wickes.

      In November 1995, Wickes' revolving credit agreement was amended to increase the rate of interest it charges Wickes, to eliminate a $15 million increase in the maximum borrowing limit previously scheduled to take effect formfrom April 1 through August 31, 1996 and to modify certain financial covenants. The amendment required the Company to issue to Riverside Group, Inc. of newly-issued shares of Common Stock for $10 million; this transaction was completed in June 1996. Prior to this amendment, as a result of lower than anticipated net income during the first nine months of 1995, Wickes had since September 30, 1995 not been in compliance with the interest coverage covenant contained in the agreement at thethat time.

      In addition, Wickes' restructurings in 1995 and 1998 required modifications to its revolving credit agreement.


Losses; Accumulated Deficit
---------------------------
      Wickes experienced a net loss of approximately $4.0 million for the six months ended June 27, 1998, and a net loss of $1.6 million for the year  ended  December 27, 1997.  The loss for the first six  months  of
1998 results primarily from a $5.4 million pre-tax restructuring charge taken in the first quarter of 1998 as well as seasonal factors. See "Restructurings and Restructuring Charges." The restructuring charge related to the closing or consolidation of eight building centers and two component manufacturing facilities, the sale of two additional building centers, and reductions in headquarters staff. The loss for 1997 resulted primarily from increased selling, general and administrative expense associated with an increase in sales and distribution facility employees in an effort to increase sales and market share, expenses associated with showroom remerchandisings, and expenses associated with expansion of the Company's Major Market Program, as well as net losses of approximately $7.5 million generated by programs and operations that were discontinued in late 1997 and early 1998.

      As of June 27, 1998, Wickes had an accumulated deficit of $66.8 million, resulting primarily from losses 1995prior to 1993. The Company also incurred net losses in 1995, 1997 and the first six months of 1998. Wickes' operating performance is subject to industry, economic and other factors beyondin its control. There can be no assurance that Wickes will be able to maintain or improve its current operating performance.

Restructurings and Restructuring Charges
----------------------------------------
      Since 1993 Wickes has effected various operational and financial restructurings and recorded significant charges to its results of operations related to these restructuring. In 1994, Wickes implemented a headquarters cost reduction plan, for which it recorded a $2.0 million pre-tax charge. In December 1995, Wickes developed and began implementing a restructuring plan to reduce the number of underperforming facilities and the related overhead, as well as to strengthen Wickes' capital structure. With respect to this restructuring plan, Wickes recorded pre-tax charges of
$17.8  million  in  1995,  $0.7 million in 1996 and a  $0.6   million
credit in 1997.  In the first quarter of 1998, Wickes  recorded  a
$5.4 million pre-tax charge related to additional facilities closings and staffing reductions. There can be no assurance that Wickes will not implement additional restructurings in the future that may result in significant additional related charges.


Environmental and Product Liability Matters
-------------------------------------------
      At June 27, 1998, Wickes had accrued $500,000 for remediation of certain environmental and product liability matters, principally underground storage tank removal. Many of the sales and distribution facilities presently and formerly operated by Wickes contained underground storage tanks. Although Wickes has not expended material amounts in the recent past in respect of the foregoing, there can be no assurances that these matters will not give rise to additional compliance and other costs that could have a material adverse effect on Wickes.

      The Company is one of many defendants in approximately 80 actions, each of which seeks unspecified damages, brought since 1993, in various Michigan state courts against manufacturers and building material retailers by individuals who claim to have suffered injuries from products containing asbestos. All of the plaintiffs in these actions are represented by one of two law firms. The Company is aggressively defending these actions, but no assurance can be given that these actions will not have a material adverse effect on the Company.


Influence  of  Principal  Stockholder;  Potential  Conflicts  of  Interest;
---------------------------------------------------------------------------
Potential Changes of Control
----------------------------

     Ownership and Certain Relationships
     -----------------------------------
      J. Steven Wilson beneficially owns approximately 50.4% of the outstanding shares of common stock of the Selling Shareholder, Riverside Group, Inc. ("Riverside"), a public company that owns approximately
50.6%  of the outstanding shares of the Company's Common  Stock.   Mr.
Wilson is also Chairman, President and Chief Executive Officer of Riverside and Chairman and Chief Executive Officer of Wickes. Kenneth M. Kirschner is Vice Chairman and Secretary of Riverside and Vice Chairman and Chief Administrative Officer of Wickes. Mr. Kirschner beneficially owns approximately 8.2% of the outstanding shares of Riverside's common stock.

Mr. Wilson, Mr. Kirschner and Frederick H. Schultz are directors of each of Riverside and Wickes. Mr. Schultz beneficially owns approximately 6.3% of the outstanding shares of Riverside's common stock.


     Potential Conflicts of Interest
     -------------------------------
      Wickes and Messrs. Wilson, Kirschner and Schultz, through their aggregate 64.9% ownership of Riverside's voting securities, may have conflicts of interest with respect to certain transactions affecting the Company, such as business dealings between Wickes and Riverside, acquisition opportunities, the issuance of additional securities of Wickes and other matters involving conflicts which cannot be foreseen. The Indenture and Wickes' revolving credit facility require that transactions between Wickes and its affiliates (including Mr. Wilson and Riverside) be on an arms'-length basis. Since 1993, Wickes has engaged in a variety of transactions with Riverside and its affiliates, including (i) the reimbursement by Wickes and Riverside to each other for services provided by employees of the other and the reimbursement by Wickes for use of an aircraft owned by an affiliate of Mr. Wilson, (ii) the sale of insurance and mortgage products by Riverside to and through customers of Wickes and the reimbursement by Wickes of certain related costs, (iii) the receipt by Riverside of commissions with respect to premiums paid by Wickes for certain basic insurance coverages, (iv) the issuances in June 1996 of 2,000,000 shares of Common Stock to Riverside for $10,000,000 in cash, (v) the sale in February 1998 of Wickes' internet and utilities marketing operations to Riverside, and (vi) marketing arrangements between Wickes and Riverside with respect to electronic commerce conducted by Riverside on the internet.


     Potential Changes of Control
     ----------------------------
      Substantially all of the voting securities of Riverside beneficially owned by Mr. Wilson are pledged to secure indebtedness of Mr. Wilson and his affiliates. Riverside has indicated that it may need to sell shares of Common Stock in addition to those offered hereby in order to fund its operations or to repay all or part of $10 million of its indebtedness that matures September 30, 1999. A default by Mr. Wilson or his affiliates or Riverside under their respective indebtedness, or sales of Riverside's voting securities by Mr. Wilson and his affiliates, could result in a "change of control" under the Indenture or Credit Facility. A "change of control" under the Indenture would require Wickes to offer to repurchase all of its 11-5/8% Senior Subordinated Notes ("Wickes Notes") for cash at 101% of the principal amount thereof. As of September ___, 1998, $100 million of Wickes Notes were outstanding. There can be no assurance that Wickes would be able to arrange satisfactory financing for such repurchase. A "change of control" under the Credit Facility would constitute an event of default, which could result in the Credit Facility's being terminated
and all amounts thereunder being declared immediately due and payable.   As
of  September ___ , 1998, $ _____ million was outstanding under the  Credit
Facility.   There can be no assurance that Wickes would be able to repay the amount due under the Credit Facility or to arrange satisfactory replacement financing if the Credit Facility were so terminated.

      Mr. Wilson and his affiliates have in the past sought and obtained from their respective bank lenders various other extensions of scheduled debt maturities and waivers of various other loan agreement provisions, although there can be no assurances that they will obtain any necessary or desired extensions or waivers in the future.


Key Personnel
-------------
      Wickes is dependent upon the services of certain key executives, including J. Steven Wilson, its Chairman and Chief Executive Officer, Kenneth M. Kirschner, its Vice Chairman and Chief Administrative Officer, and David T. Krawczyk, its President and Chief Operating Officer. Wickes believes that the loss of the services of any of Messrs. Wilson, Kirschner or Krawczyk could have an adverse effect on Wickes' business and its future operations.


Year 2000
---------
      In response to the "Year 2000" issue, the Company initiated a project in early 1997 to identify, evaluate and implement changes to its existing computerized business systems. The Company is addressing the issue through a combination of modifications to existing programs and conversions to Year 2000 compliant software. In addition, the Company is communicating with its customers, suppliers, and other service providers to determine whether they are actively involved in projects to ensure that their products and business systems will be Year 2000 compliant. If modifications and conversions by the Company, and those it conducts business with, are not made in a timely manner, the Year 2000 issue may have a material adverse effect on the Company's business, financial condition, and results of operations. The total cost associated with the required modifications is not expected to be material to the Company's consolidated results of operations and financial position, and is being expensed as incurred.


Certain Anti-Takeover Effects
-----------------------------
      The Wickes Certificate of Incorporation provides for, among other things, a classified board of directors serving staggered terms of three years, the prohibition of stockholder action by written consent, the affirmative vote of at least 80% of all outstanding shares of Wickes Common Stock to approve the removal of directors from office, which may be effected only for cause, and the authority of the board of directors without further action by stockholders to determine the principal rights, preferences and privileges of authorized but unissued preferred stock. These provisions, together with the level of ownership of the outstanding Wickes Common Stock by J. Steven Wilson after the Mergerand Riverside may have the effect of making more difficult or discouraging, absent the support of the Wickes board of directors, transactions that could give stockholders of Wickes the opportunity to realize a premium over the then prevailing market price for their shares of Wickes Common Stock.

Shares Eligible for Future Sale
-------------------------------
      Upon completion of the sale of 1,000,000 shares of Common Stock offered hereby, J. Steven Wilson and Riverside will beneficially own approximately 3,100,000 shares of Common Stock (representing approximately 37.8% of the outstanding shares of Common Stock). In addition, according to their public filings with the Commission, Wellington Management Company and Dimensional Fund Advisors, Inc. beneficially own approximately 790,000 and 470,000 shares of Common Stock, respectively (representing approximately 9.6% and 5.8% of the outstanding shares of Common
Stock, respectively).  No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock or the perception that sales could occur could adversely affect prevailing market prices for Common Stock. In addition, the timing and amount of sales of any additional shares of Wickes Common Stock by stockholders may have an adverse affect on Wickes' ability to raise additional equity capital. All shares beneficially owned by Mr. Wilson and Riverside and other significant holders of Common Stock are eligible for sale in the public market either without meaningful limitations or subject to the volume limitations and other requirements of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In addition, Wickes has granted Riverside certain rights to have all of their shares registered for resale pursuant to the Securities Act. The shares of Common Stock offered hereby are registered under the Securities Act for resale pursuant to such rights.


Restrictions on Payment of Dividends
------------------------------------
      Wickes has not paid dividends on its common stock and has no current plans to pay any such dividends in the future. Wickes' revolving credit agreement and the indenture related to the Wickes Notes contain certain provisions that restrict Wickes' ability to pay dividends. There can be no assurance as to the amount of funds, if any, that will be available for the declaration and payment of dividends.



                                  THE COMPANY

     Wickes is a major supplier and distributor of building materials. The Company sells its products and services primarily to residential and commercial building professionals, repair and remodeling ("R&R") contractors and, to a lesser extent, project do-it-yourselfers ("DIYers") involved in major home improvement projects. At August 11, 1998, the  Company  operated 101 sales and distribution  facilities  in 23
states   in   the   Midwest,  Northeast,  and  South  and 10   component
manufacturing facilities that produce and distribute pre-hung door units, roof and floor trusses, and framed wall panels.

                                USE OF PROCEEDS

      The Company will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Shareholder.



                          PRICE RANGE OF COMMON STOCK

      The Company's Common Stock is authorized for trading on the NASDAQ National Market System under the trading symbol "WIKS." As of __________, 1998, there were ___________ shares outstanding held by approximately ___ shareholders of record and the last sale price for Common Stock was $_______.

      The following table sets forth for the periods indicated the high and low last sale prices for the Company's Common Stock as reported on the NASDAQ National Market System. Prices do not include retail markups, markdowns or commissions.


          Three Months Ended              High          Low
          ------------------              ----          ---
          Fiscal 1998
          -----------
          March 28                       $4.50         $3.063
          June 27                         9.875         4.00

          Fiscal 1997
          -----------
          March 29                       $6.50         $3.125
          June 28                         6.25          3.00
          September 27                    6.25          4.00
          December 27                     5.125         3.00

          Fiscal 1996
          -----------
          March 30                       $6.625        $4.00
          June 29                         5.50          4.75
          September 28                    5.25          4.00
          December 28                     4.875         3.375




                                   DIVIDENDS

      The Company has not declared or paid any dividends on Common Stock in the past three years and has no present intention to pay cash dividends on Common Stock in the foreseeable future. The Company's revolving credit facility prohibits cash dividends on Common Stock, and the trust indenture related to the Company's 11-5/8% senior subordinated notes restricts cash dividends on Common Stock.

                              PLAN OF DISTRIBUTION

      The Common Stock offered hereby may be sold from time to time to purchasers directly by the Selling Shareholder, or, alternatively, the Selling Shareholder may from time to time offer the Common Stock offered hereby through dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Common Stock offered hereby for whom they may act as agent. Any discounts, commissions or concessions received by any such dealers or agents and any profits on the sale of Common Stock offered hereby by them may be deemed to be underwriting
discounts  and  commissions  under the  Securities  Act.   At  any  time  a
particular offer of Common Stock offered hereby is made, if required by applicable law or regulations, a Prospectus Supplement will be distributed which will set forth the amount of shares being offered and the terms of the offering, including the name or names of any dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Guidelines adopted by the National Association of Securities Dealers, Inc. ("NASD") set forth the maximum commission that any NASD member firm can receive in connection with a distribution of any of the Common Stock offered hereby without further clearance from the NASD. If required by applicable law or regulations, a Prospectus Supplement and/or a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock offered hereby, including, if applicable, the factors used to determine the price of the Common Stock then being offered.

      Subject to the preceding paragraph, the Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed at varying prices determined at the time of sale, or at negotiated prices. Such prices will be determined by the Selling Shareholder or by agreement between the Selling Shareholder and/or dealers. The Common Stock is listed on the NASDAQ National Stock
Market and may also be sold in transactions on the NASDAQ National Stock Market. In addition, the Common Stock offered hereby may be sold, to the extent permitted, from time to time in transactions effected in accordance with the provisions of Rule 144 under the Securities Act.

      Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock offered hereby may not bid for or purchase Common Stock until after such person has completed his or her participation in such distribution, including the period of nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, the Selling Shareholder and any other person participating in such distribution will be subject to other applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may affect the timing of purchases and sales of any of the Common Stock offered hereby by the Selling Shareholder and any such other person. All of the foregoing may affect the marketability of the Common Stock offered hereby and the ability of any person or entity to engage in market making activities with respect to the Common Stock offered hereby.

       Pursuant to prior agreements entered into with the Selling Shareholder, the Company will pay substantially all of the expenses incident to the registration, offering and sale of the Common Stock offered hereby to the public, other than commissions and discounts of dealers or agents.


                              SELLING SHAREHOLDER

      The following table lists the name of the Selling Shareholder whose shares of Common Stock are covered by this Prospectus, and the number of shares beneficially owned at the commencement of this offering, the number of shares being offered for sale and the number of shares to be beneficially owned after the offering.

                       Number of             Number         Number of
                       Shares Owned          of Shares      Shares
                       at Commencement       Being          After
Selling Shareholder    of Offering           Offered        Offering
-------------------    ---------------       ---------      ---------
Riverside Group, Inc.    4,099,113           1,000,000      3,099,113

      Riverside is controlled by J. Steven Wilson, Wickes' Chairman and Chief Executive Officer as well as Riverside's Chairman, President and Chief Executive Officer. For more information concerning the relationships between Riverside and Wickes, see "Risk Factors - Influence and Potential Changes in Control of Principal Stockholders; Potential Conflicts of Interest."


                                 LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for the Company by Holland & Knight LLP, Jacksonville, Florida.


                                    EXPERTS

      The  consolidated  balance  sheets as of  December 27,  1997  and
December 28,  1996  and  the  statements  of  operations,  changes   in
stockholders' equity and cash flows of Wickes Inc. for each of the three years in the period ended December 27, 1997, incorporated by reference in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     No dealer, salesperson or other individual has been authorized to give
     ----------------------------------------------------------------------
any  information  or  to  make any representations not  contained  in  this
---------------------------------------------------------------------------
Prospectus in connection with the offering covered by this Prospectus.   If
---------------------------------------------------------------------------
given or made, such information or representations must not be relied  upon
---------------------------------------------------------------------------
as  having  been  authorized  by the Company  or  the  Underwriters.   This
---------------------------------------------------------------------------
Prospectus  does  not constitute an offer to sell, or  solicitation  of  an
---------------------------------------------------------------------------
offer  to buy, the Common Stock in any jurisdiction where, or to any person
---------------------------------------------------------------------------
to  whom,  it is unlawful to make such offer or solicitation.  Neither  the
---------------------------------------------------------------------------
delivery  of this Prospectus nor any sale made hereunder shall,  under  any
---------------------------------------------------------------------------
circumstances, create any implication that there has not been any change in
---------------------------------------------------------------------------
the  facts  set forth in this Prospectus or in the affairs of  the  Company
---------------------------------------------------------------------------
since the date hereof.
----------------------

                                        -----------------
                                        TABLE OF CONTENTS
Item                                                               Page

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN
   DOCUMENTS BY REFERENCE

RISK FACTORS

THE COMPANY

USE OF PROCEEDS

PRICE RANGE OF COMMON STOCK

DIVIDENDS

PLAN OF DISTRIBUTION

SELLING ShareholderSHAREHOLDER

LEGAL MATTERS

EXPERTS


                                      17

                        ---------------------------
                                WICKES INC.



                     1,000,000  Shares of Common Stock


                        ---------------------------



                                PROSPECTUS


                        ---------------------------








                              ____________, 1998

                                  PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses payable by the Registrant in connection with this Registration Statement.

     Registration Fee                                  $  1,217
     Accounting Fees                                      4,000
     Legal Fees                                          20,000
     Miscellaneous Expenses                               5,000
                                                        -------
          Total                                        $ 30,217
                                                        =======

_______________
      All of the amounts shown above are estimates, except for the fees payable to the Securities and Exchange Commission.


Item 15.  Indemnification of Directors and Officers.

      (a) Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

      Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:


      (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

      (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  by the stockholders.

     Section 145 of the DGCL permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     (b) Article V of the Company's By-laws, as amended, provides that the Company shall, to the fullest extent to which it is empowered to do so by the  DGCL  or  any other applicable law, as may from time  to  time  be  in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member of the board of directors or an officer of the Company or controller of the Company, or is or was serving at the request of the Company as a member of the board of directors or an officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article V also provides that expenses incurred by an officer or director or controller of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or controller to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified as authorized by the DGCL. Persons who are not officers, directors or the controller of the Company and who are or were employees or agents of the Company, or are or were serving at the request of the Company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors. The right to indemnification provided by Article V of the Company's By-laws is not exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, controller, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

       (c)   Article  Five  of  the  Company's  Amended  and  Restated
Certificate    of   Incorporation   contains   provisions    relating    to
indemnification similar to the provisions contained in Article V of the Company's By-laws which are described above.

      (d) The Company has purchased a directors' and officers' insurance policy which provides coverage for certain liabilities that directors and officers of the Company may incur in their capacity as such.

      (e) Reference is also made to the last Undertaking contained in Item 17 of this Registration Statement.



Item 16.  Exhibits.
-------------------

Exhibit
Number      Description
--------     -----------
3.1 (a)*  Amended  and  Restated  Certificate  of  Incorporation   of   the
          Registrant   (incorporated by reference to Exhibit 3.1   to   the
          registrant's Registration Statement on Form S-1 (the "Form S-1"),
          Commission File No. 2-67334).

  (b)*    First  Amendment  to Second Amended and Restated  Certificate  of
          Incorporation (incorporated by reference to Exhibit 3.01 to the registrant's Quarterly Report on Form 10-Q for the period ended
          June 1994).

  (c)*    Second  Amendment to Second Amended and Restated  Certificate  of
          Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the period ended
          June 1997 (the "June 1997 Form 10-Q").



3.2* By-laws of the Registrant, as amended and restated (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K (the "1993 Form 10-K") for the year ended December 25,
          1993).

4.1 (a)*  Second  Amended  and Restated Credit Agreement  dated  April  11,
          1997, among the Registrant, as Borrower, each of the financial institutions signatory thereto, BT Commercial Corporation, as Agent, Nations Bank of Georgia N.A. as Syndication Agent, and
          Bankers Trust Company, as Issuing Bank (incorporated by reference to Exhibit 4.1 to the registrant's Quarterly Report on Form 10-Q for the period ended March 1997).

  (b)*    First  Amendment to Second Amended and Restated Credit  Agreement
          (incorporated by reference to Exhibit 4.1 to the June  1997  Form
          10-Q).

  (c)*    Second  Amendment to Second Amended and Restated Credit Agreement
          (incorporated  by  reference to Exhibit 4.1 to  the  registered's
          Annual Report on Form 10-K (the "1997 Form 10-K) for the year ended December 27, 1997).

  (d)* Third Amendment to Credit Agreement (incorporated by referenced to Exhibit 4.1 to the 1997 Form 10-K).

 5.1***        Opinion of Holland & Knight LLP

23.1**    Consent of PricewaterhouseCoopers LLP

23.2***   Consent of Holland & Knight LLP (to be included in Exhibit 5.1).

24.1** Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement).

___________________


*     Incorporated by reference.

**    Filed herewith.

***   To be filed by amendment.



Item 17. Undertakings.
----------------------
     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii)  to include any material information with respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(b) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned,
thereunto   duly   authorized  in  the  City  of Vernon Hills, State of
Illinois, on August 31, 1998.


                                        WICKES INC.


                                        By: /s/   David   T.   Krawczyk
                                            ----------------------------
                                            David T. Krawczyk, President


      Each person whose signature appears below constitutes and appoints David T. Krawczyk and John M. Lawrence his or her lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including, post-effective Amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents, in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                 Title                         Date
---------                 -----                         ----

/s/ J. Steven Wilson
--------------------      Director; Chairman            August 31, 1998
J. Steven Wilson          and Chief Executive
                          Officer
                          (Principal Executive Officer)


/s/ Kenneth M. Kirschner
------------------------  Director; Vice Chairman       August 31, 1998
Kenneth M. Kirschner      and Chief Administrative
                          Officer
                          (Principal Financial Officer)


                                      25




Signature                    Title                         Date
---------                    -----                         ----

/s/ Albert Ernest, Jr.       Director                 August 31, 1998
Albert Ernest, Jr.


/s/_William H. Luers         Director                 August 31, 1998
William H. Luers


/s/ Robert E. Mulcahy, III   Director                 August 31, 1998
Robert E. Mulcahy, III


/s/ Frederick H. Schultz     Director                 August 31, 1998
Frederick H. Schultz


/s/ Claudia B. Slacik        Director                 August 31, 1998
Claudia B. Slacik


/s/ John M. Lawrence         Controller               August 31, 1998
John M. Lawrence             (Principal Accounting
                              Officer)

                                      26

                                                               Exhibit 23.1
                                                               ------------

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 23, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Wickes Inc. which report is included in the Annual Report on Form 10-K. We also consent to the reference of our Firm under the caption "Experts."




                              PricewaterhouseCoopers LLP


Chicago, Illinois
August 28, 1998







                                      27